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                                                                      Exhibit 99

                              AMENDED AND RESTATED
                           K-TRON INTERNATIONAL, INC.
                          1996 EQUITY COMPENSATION PLAN
                                (March 13, 1998)

      The purpose of the K-Tron International, Inc. 1996 Equity Compensation Plan (the "Plan") is (i) to provide officers and other employees of K-Tron International, Inc. (the "Company") and its subsidiaries with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock and (ii) to provide members of the Board of Directors of the Company (the "Board") who are not employees of the Company and its subsidiaries ("Non-Employee Directors") with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will provide an incentive to the participants to contribute materially to the long-term growth of the Company, will align the economic interests of the participants with those of the Company's shareholders and will aid the Company and its subsidiaries in attracting and retaining officers, employees and Board members of outstanding ability.

1.    Administration

      The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom may be "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations.

      The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

      The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.    Grants

      Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant letter (the "Grant Letter") or an amendment thereto. The Committee shall approve the form and provisions of each Grant Letter or amendment. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.    Shares Subject to the Plan

      (a) Subject to the adjustments specified in Section 3(b), the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred pursuant to Grants or otherwise under the Plan is 600,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any single employee during any one year period shall be 100,000 shares. The shares may be authorized but unissued shares of Company


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Stock or reacquired shares of Company Stock, including shares purchased by the
Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

      (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, (ii) a recapitalization,
(iii) a stock split, combination or exchange of shares, (iv) a merger, reorganization or consolidation in which the Company is the surviving corporation, (v) a reclassification or (vi) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without in any of such cases the Company's receipt of consideration, or if in the opinion of the Committee the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during any one year, the number of shares covered by outstanding Grants and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section if such authorization or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.    Eligibility for Participation

      All employees employed by the Company or any subsidiary ("Employees") (including Employees who are officers or members of the Board) shall be eligible to participate in the Plan. The Committee shall select the Employees to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Non-Employee Directors shall be eligible to receive options pursuant to Section 5(i) of the Plan. Employees and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees". The term "Company" as used hereinafter when referring to Grantees or matters involving Grantees (such as termination of employment or the withholding of taxes) shall include the Company's subsidiaries.

      Nothing contained in this Plan shall be construed to limit the right of the Company to make Grants in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees or directors thereof who become Employees or Non-Employee Directors of the Company, or for any other proper corporate purpose.

5.    Granting of Stock Options

      (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

      (b) Type of Option and Price. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended so to qualify ("Nonqualified Stock Options") (hereinafter collectively referred to as "Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may only be granted to Employees.

      The per share purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than or less than the Fair Market Value (as defined in the next paragraph) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the per share purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, unless


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the purchase price per share is not less than one hundred ten percent (110%) of the Fair Market Value of a share of such Stock on the date of grant.

      If the Company Stock is traded in a public market, then the Fair Market Value per share shall be determined as follows: (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of The Nasdaq Stock Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on any such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" and "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

      (c) Exercise Period. The Committee shall determine the exercise period of each Stock Option. The exercise period shall not exceed ten (10) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

      (d) Vesting and Exercisability of Options. Stock Options shall become vested and exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion and as specified in the applicable Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options shall vest upon a Change of Control (as defined in Section 9) unless the Committee determines otherwise pursuant to Section 10.

      (e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a written notice of exercise to the Committee or other recipient designated by the Committee for this purpose, with accompanying payment of the option price in accordance with
Section 5(g). Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, in which case such instructions must also designate the account into which the shares are to be deposited.

      (f)  Termination of Employment, Disability or Death.

           (1) In the event that a Grantee ceases to be an employee of the Company for any reason other than "disability", death or "termination for cause", any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within thirty (30) days of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee of the Company shall terminate as of such date.

           (2) In the event that a Grantee ceases to be an employee of the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be an employee of the Company.

           (3) In the event that a Grantee ceases to be an employee of the Company because the Grantee is "disabled", any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within one (1) year of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee of the Company shall terminate as of such date.


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           (4) In the event of the death of a Grantee while the Grantee is an employee of the Company or within not more than thirty (30) days of the date on which the Grantee ceases to be an employee of the Company on account of a termination of employment for any reason other than "termination for cause" or "disability" (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise vested and exercisable by the Grantee shall terminate unless exercised within one (1) year of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. Any of the Grantee's Stock Options which are not otherwise vested and exercisable as of the date on which the Grantee ceases to be an employee of the Company shall terminate as of such date.

           (5) For purposes of this Section 5(f), the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has
(i) breached his or her employment or service contract with the Company, or (ii) has engaged in disloyalty to the Company, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment by or service to the Company, or (iii) has disclosed trade secrets or other confidential information of the Company to persons not entitled to receive the same. In the event of a finding by the Committee of "termination for cause" with respect to a Grantee, in addition to the immediate termination of all Stock Options held by such Grantee, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such option shares.

      (g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option), subject to such restrictions as the Committee deems appropriate, and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

      (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value on the date of the Grant of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other stock option plan of the Company or a parent or subsidiary corporation) exceeds $100,000, then such option, as to the excess, shall be treated as a Nonqualified Stock Option.

      (i) Option Grants to Non-Employee Directors. The Committee may grant such Nonqualified Stock Options as it deems appropriate to Non-Employee Directors. Unless the Committee determines otherwise, Nonqualified Stock Options shall be granted annually to Non-Employee Directors with the following terms:

           (i) On the date of each annual meeting of the shareholders of the Company, beginning with the 1998 annual meeting, each Non-Employee Director who is elected to the Board or who continues his or her term on the Board on that date shall receive a Nonqualified Stock Option to purchase 1,000 shares of Company Stock. The option price for the Stock Options shall be equal to the Fair Market Value of a share of Company Stock on the date of the annual shareholders' meeting. The Stock Options shall be fully vested on the date of grant and shall have a term of ten years.

           (ii) If a Grantee ceases to be a member of the Board for any reason other than "disability" (as defined in subsection (f) above), death or becoming an employee of the Company, the Grantee's Stock Options shall terminate unless exercised within ninety (90) days of the date on which the Grantee ceases to be a member of the Board (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. If the Grantee ceases to be a member of the Board because he or she is "disabled," the Grantee's Stock Options shall terminate unless exercised within one year of the date on which the Grantee ceases to be a member of the Board (or within such other period of time as may be specified in


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the Grant Letter), but in any event no later than the expiration of the option exercise period. In the event of the death of a Grantee while the Grantee is a member of the Board or within not more than ninety (90) days of the date on which the Grantee ceases to be a member of the Board for any reason other than "disability" (or within such other period of time as may be specified in the Grant Letter), the Grantee's Stock Options shall terminate unless exercised within one year of the date on which the Grantee ceases to be a member of the Board (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period. If the Grantee ceases to be a member of the Board but becomes or remains an Employee of the Company, the Grantee's Stock Options shall remain in effect until the Grantee is no longer an Employee or member of the Board (but not later than the expiration date of the option exercise period), at which time the foregoing provisions shall apply as if the Grantee had then ceased to be a member of the Board.

           (iii) In other respects, the provisions of the foregoing paragraphs of this Section 5 applicable to Nonqualified Stock Options shall apply to Stock Options granted to Non-Employee Directors.

6.    Restricted Stock Grants

      The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock
Grants:

      (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

      (b) Number of Shares. The Committee shall issue or transfer to each Grantee of a Restricted Stock Grant such number of shares of restricted Company Stock as the Committee deems appropriate.

      (c) Requirement of Employment. If a Grantee's employment terminates during the period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

      (d) Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 8(a). Each certificate for shares issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the share certificate covering any of the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee, in its sole discretion, may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

      (e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

      (f) Lapse of Restrictions. All restrictions imposed under a Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All outstanding Restricted Stock Grants shall vest upon a Change of Control,


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unless the Committee determines otherwise pursuant to Section 10.

7.    Stock Appreciation Rights

      (a) The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Incentive Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

      (b) The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

      (c) Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in Section 7(a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

      (d) At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Company Stock, which, for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share. A SAR shall be exercisable only during the period when the Stock Option to which it is related is also exercisable.

8.    Transferability of Grants

      (a) Only the Grantee or a Successor Grantee (as defined below) may exercise rights under a Grant. Such persons may not transfer those rights, except that a Grantee may transfer rights under a Grant by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

      (b) Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine.

9.    Change of Control of the Company

      As used herein, a "Change of Control" shall be deemed to have occurred if:

      (a) A liquidation or dissolution of the Company or the sale (excluding transfers to subsidiaries) of all or substantially all of the Company's assets occurs;


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      (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the common stock of the Company or the combined voting power of the Company's then outstanding securities; or

      (c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

10.   Consequences of a Change of Control

      (a) Upon a Change of Control, unless the Committee determines otherwise,
(i) the Company shall provide to each Grantee who holds an outstanding Grant written notice of such Change of Control, (ii) all outstanding Stock Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse. Notwithstanding the foregoing, if a Change of Control described in Section 9(a) will occur, or if a Change of Control described in
Section 9(b) will occur and the Company will not be the surviving corporation (or will survive only as a subsidiary of another corporation), then the provisions of this Section 10(a) shall be mandatory, subject to the provisions of Section 10(d) below.

      (b) In the event of a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

      (c) In addition, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Stock Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Stock Options and SARs exceeds the purchase price of the Options or the base price of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Stock Options and SARs, terminate any or all outstanding Stock Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

      (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 10(c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

      (e) The Committee may make determinations under this Section 10 prior to the Change of Control or, if the Committee making such determinations following a Change of Control is comprised of the same members as served on the Committee immediately prior to such Change of Control, within twenty (20) days following such Change of Control.

11.   Amendment and Termination of the Plan

      (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that


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any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

      (b) Termination of Plan. The Plan shall terminate on May 9, 2006 unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

      (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee under such Grant unless the Grantee consents or unless the Committee acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

      (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.   Funding of the Plan

      The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

13.   Rights of Participants

      Nothing in the Plan shall entitle any Employee or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.   No Fractional Shares

      No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.   Withholding of Taxes

      (a) The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to a Grantee, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the Grantee by the Company the amount of any withholding due with respect to such Grants.

      (b) If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

16.   Requirements for Issuance or Transfer of Shares

      No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

17.   Headings

      Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control. References herein to a Section or a Subsection are references to Sections or Subsections of the Plan unless otherwise noted.

18.   Effective Date of the Plan

      The Plan became effective on May 10, 1996 when it was approved by the Company's shareholders.

19.   Miscellaneous

      (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

      (b) Compliance with Law. The Plan, the exercise of Stock Options and the obligation of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this
Section 19(b).

      (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

      (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey.